UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2018

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.
Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report in order to disclose the most recent transaction price and net asset value (“NAV”) per share, as determined in accordance with the Company’s valuation procedures, for each of its classes of common stock.
March 1, 2018 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted (and distribution reinvestment plan issuances) as of March 1, 2018 (and redemptions as of February 28, 2018) is as follows:

Share Class	Transaction Price (per share)
Class T	$7.4560
Class S	$7.4560
Class D	$7.4560
Class I	$7.4560
Class E	$7.4560
The transaction price for each of our share classes is equal to such class’s NAV per share as of January 31, 2018. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.
January 31, 2018 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekdiversified.com and is also available on our toll-free, automated telephone line at (888) 310-9352. Please see “Net Asset Value Calculation and Valuation Procedures” in our Post-Effective Amendment No. 10 to our Registration Statement on Form S-11 (Registration Number 333-197767), which was filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2017 and is available on the SEC’s website at www.sec.gov, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Firm”). All parties engaged by us in the calculation of our NAV, including the external advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation guidelines and such appraisals are reviewed by our Independent Valuation Firm.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”) held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.
The following table sets forth the components of total NAV as of January 31, 2018 and December 31, 2017:

	As of
(in thousands, except per share data)	January 31, 2018	December 31, 2017
Office properties	$1,159,250	$1,148,200
Industrial properties	66,000	66,000
Retail properties	855,900	851,000
Total investments	$2,081,150	$2,065,200
Cash and other assets, net of other liabilities	17,296	17,772
Debt obligations	(1,045,092)	(1,018,574)
Aggregate Fund NAV	$1,053,354	$1,064,398
Total Fund Interests outstanding	141,275	143,692

The following table sets forth the NAV per Fund Interest as of January 31, 2018 and December 31, 2017:

(in thousands, except per share data)	Total	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class E OP Units
As of January 31, 2018
Monthly NAV	$1,053,354	$15,472	$2,719	$18,761	$248,245	$684,002	$84,155
Fund Interests outstanding	141,275	2,075	365	2,516	33,294	91,738	11,287
NAV Per Fund Interest	$7.4560	$7.4560	$7.4560	$7.4560	$7.4560	$7.4560	$7.4560

As of December 31, 2017
Monthly NAV	$1,064,398	$15,276	$474	$18,589	$252,368	$694,044	$83,647
Fund Interests outstanding	143,692	2,062	64	2,510	34,069	93,695	11,292
NAV Per Fund Interest	$7.4075	$7.4075	$7.4075	$7.4075	$7.4075	$7.4075	$7.4075
The valuation for our real properties as of January 31, 2018 was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined starting with the appraised value. Certain key assumptions that were used by our Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Office	Industrial	Retail	Weighted-Average Basis
Exit capitalization rate	6.41%	6.78%	6.49%	6.46%
Discount rate / internal rate of return (“IRR”)	7.28%	7.70%	7.02%	7.18%
Annual market rent growth rate	3.08%	2.92%	2.89%	3.00%
Average holding period (years)	10.0	9.9	10.1	10.0
A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Office	Industrial	Retail	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	2.73%	2.34%	2.39%	2.58%
	0.25% increase	(2.51)%	(2.17)%	(2.20)%	(2.37)%
Discount rate (weighted-average)	0.25% decrease	2.03%	1.88%	1.93%	1.98%
	0.25% increase	(1.97)%	(1.84)%	(1.88)%	(1.93)%
The valuation of our debt obligations as of January 31, 2018 was in accordance with fair value standards under accounting principles generally accepted in the U.S. (“GAAP”). The key assumption used in the discounted cash flow analysis was the market interest rate. Market interest rates relating to the underlying debt obligations are based on unobservable Level 3 inputs, which we have determined to be our best estimate of current market interest rates of similar instruments. The weighted-average market interest rate used in the January 31, 2018 valuation was 3.46%.
A change in the market interest rates used would impact the calculation of the fair value of our debt obligations. For example, assuming all other factors remain constant, a decrease in the weighted-average market interest rate of 0.25% would increase the fair value of our debt obligations by approximately 0.20%. Alternatively, assuming all other factors remain constant, an increase in the weighted-average market interest rate of 0.25% would decrease the fair value of our debt obligations by approximately 0.32%.
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include forward-looking assumptions and methodologies used to determine our NAV per share. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause our results to vary are general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, tenants’ ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
February 15, 2018
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott Managing Director, Chief Financial Officer and Treasurer